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                                                                          DRAFT

                                                    EXHIBIT A TO AMENDMENT NO. 3
                                         TO SUBORDINATED NOTE PURCHASE AGREEMENT
                                                BETWEEN THE NORTH FACE, INC. AND
                                            WHITNEY SUBORDINATED DEBT FUND, L.P.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT IN THE MANNER PROVIDED IN SECTION 8 HEREOF.

                              THE NORTH FACE, INC.

                AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE
                                DUE JUNE 7, 2001

                                        New York, New York
                                        ____________, 1996

     FOR VALUE RECEIVED, the undersigned, THE NORTH FACE, INC., a Delaware corporation (the "COMPANY"), promises to pay to the order of WHITNEY SUBORDINATED DEBT FUND, L.P., or its registered assigns (the "HOLDER"), the principal sum of ________________
__________________________________________________________________ on June 7,
2001, with interest thereon from time to time as provided herein.

     1. PURCHASE AGREEMENT. This Amended and Restated Subordinated Promissory Note (this "NOTE") is issued in exchange for that certain Subordinated Promissory Note (the "ORIGINAL NOTE") dated as of June 7, 1994, issued in the original principal amount of $24,333,333 pursuant to the Subordinated Note and Common Stock Purchase Agreement, dated as of June 7, 1994, between the Company and the initial Holder, as amended (the "PURCHASE AGREEMENT"). This Note states a reduced principal balance of the Subordinated Indebtedness following a certain partial prepayment of ten million dollars or more of principal under the Original Note in connection with the Company's Initial Public Offering (as defined in Section 4 hereof) and amends and restates the other provisions of the Original Note. The Original Note has been returned to the Company and canceled concurrently with the issuance and delivery of this Note. The Holder is and shall be entitled to the benefits of this Note and the Purchase Agreement and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein


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without definition are used herein with the meanings ascribed to such term in the Purchase Agreement.

     2. INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 10.101% per annum. The Company shall pay accrued interest quarterly on each March 20, June 20, September 20, and December 20 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "INTEREST PAYMENT DATE"), beginning on September 20, 1996. Interest on this Note shall be paid by wire transfer of immediately available funds to an account designated by the Holder. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall be computed on the basis of a 360 day year of twelve 30-day months. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, upon the occurrence and during the continuance of an Event of Default, principal of and overdue interest on this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to this Section 2, PLUS 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

     3.   MANDATORY PREPAYMENT. [Intentionally deleted.]

     4.   OPTIONAL PREPAYMENT.

          (a) Upon notice given to the Holder as provided in subsection (b) of this Section 4, the Company, at its option, may:

               (i) use all or a portion of the Gross Cash Proceeds in excess of thirty million dollars ($30,000,000) from the Initial Public Offering to prepay principal outstanding under this Note to the extent the Company elects to use such proceeds therefor in addition to the prepayment of the Subordinated Indebtedness referred to in Section 1 hereof, without penalty or premium and whether or not any Senior Indebtedness is then outstanding; or

               (ii) use all or a portion of the Gross Cash Proceeds from a Secondary Public Offering to prepay all or any portion of this Note, pro rata with the prepayment of all other Notes issued pursuant to the Purchase Agreement, at any time, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment and all other amounts due under this Note and the Purchase Agreement, without penalty or premium and whether or not any Senior Indebtedness is then outstanding, provided that neither a Blockage


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Period nor a Remedy Standstill Period as defined in Section 8 hereof is in effect on the date of any such prepayment hereof; or

               (iii) at any time (A) AFTER the prior payment in full in cash of the Senior Indebtedness and termination of all commitments to extend financing for Senior Indebtedness, or (B) with the prior written consent of the Lenders to the extent required therefor under the Senior Loan Agreement (as defined in Section 8 hereof), prepay all or any portion of this Note, pro rata with the prepayment of all other Notes issued pursuant to the Purchase Agreement, at any time, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment and all other amounts due under this Note and the Purchase Agreement, without penalty or premium.

     For the purposes of this Section 4, "PUBLIC OFFERING" means the sale by the Company of its capital stock upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act (or any substitute procedure for public offerings of securities under the Securities Act as the same may be amended in the future); "INITIAL PUBLIC OFFERING" means the first Public Offering by the Company; "SECONDARY PUBLIC OFFERING" means any Public Offering subsequent to the Initial Public Offering; and "GROSS CASH PROCEEDS" means the gross cash proceeds received by the Company from a Public Offering.

          (b) The Company shall give written notice of prepayment of this Note or any portion thereof not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment shall be given in the
manner specified in Section 11.2 of the Purchase Agreement.   Upon notice of
prepayment being given by the Company, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, at the outstanding principal amount thereof or the portion thereof so called for prepayment together with interest accrued and unpaid thereon to the date fixed for such prepayment.

     5. APPLICATION OF PREPAYMENTS. All prepayments under this Note shall include payment of accrued interest on the principal amount so prepaid and all other amounts due under this Note and the Purchase Agreement and shall be applied first to such other amounts, including all Costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest, and thereafter to principal.

     6. AMENDMENTS. Amendments and modifications of this Note may be made only in the manner provided in Section 11.4 of the Purchase Agreement.


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     7.   DEFAULTS AND REMEDIES.

          (a)  EVENTS OF DEFAULT.  An Event of Default shall occur if:

               (i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

               (ii) the Company shall default in the payment of any installment of interest on this Note according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 5 days; or

               (iii) the Company shall default in the due observance or performance of any covenant, condition or agreement contained in Sections 8.1(a), (b) and (c), 8.3, 8.4 or 9.6 of the Purchase Agreement; or

               (iv) the Company shall default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement (other than those referred to in clauses (i), (ii) or (iii) of this Section 7(a)), and such default is not remedied or waived within fifteen (15) days after receipt by the Company of notice from the Holder of such default; or

               (v) any representation, warranty, certification or statement made by or on behalf of the Company in the Purchase Agreement, the Note, or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

               (vi) the Company shall default (as principal or guarantor) in the payment of principal of any Indebtedness (other than the Notes) in a principal amount, individually or in the aggregate, in excess of $500,000 (other than the Notes), when and as they shall become due and payable whether at stated maturity, by acceleration or otherwise; or

               (vii) any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of the Company or any of its Subsidiaries (other than the Notes), in a principal amount, individually or in the aggregate, in excess of $500,000; or

               (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Company or any Subsidiary, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary, or for a


                                        4

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substantial part of its property or assets, or (c) the winding up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

               (ix) the Company or any Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph
(viii) of this Section 7(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

               (x) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 (to the extent not covered by insurance) shall be rendered against the Company, any Subsidiary or both and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed by appeal or otherwise, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment.

          (b)  ACCELERATION.  If an Event of Default occurs under clauses (a)
(viii) or (ix) (other than subclauses (f) or (g)) of this Section 7, then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, Holders of a majority of the then outstanding principal amount of the Notes, by written notice to the Company, may (subject to Section 8(d) hereof) declare the principal of and accrued interest on all the Notes to be due and payable immediately. Upon such declaration, such principal and interest shall become immediately due and payable. The Holders of a majority of the then outstanding principal amount of the Notes may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, if all arrears of interst and other sums payable under the Notes and the Purchase Agreement, except nonpayment of principal or interest that has become due solely because of the acceleration, shall have been duly paid, and if the rescission would not conflict with any judgment or decree. Any notice of rescission shall be given in the manner specified in Section 11.2 of the Purchase Agreement.

     8. SUBORDINATION. The initial Holder of this Note covenants and agrees, and each subsequent Holder of this Note, by its acceptance hereof, shall be deemed to have covenanted and agreed, that the payment of the Subordinated Indebtedness shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, and that each holder of


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Senior Indebtedness shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions of this Section 8. The provisions of this Section 8 shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder upon the insolvency, bankruptcy or reorganization of any Loan Party (as defined in the Senior Loan Agreement). Except as expressly provided in this Section 8 or in Section 4 hereof, no Holder shall accept, demand or retain (by set off, redemption, repurchase or in any other manner) any payment or prepayment of principal of Subordinated Indebtedness.

          (a) DEFINITIONS. As used in this Section 8, the following terms shall have the following meanings:

               "LENDER" shall mean the Agent as defined in the Senior Loan Agreement, or if there is no Agent, the Lender(s) under the Senior Loan Agreement.

               "MATERIAL SENIOR COVENANT DEFAULT" shall mean (i) any default under the provisions of subsections 5.1(A) through (C), 5.1(E) through (G), 5.3, 5.8, 5.9, 5.10, 5.13, or Section 6 or 7 of the Senior Loan Agreement, or (ii) the existence of an Event of Default under subsections 8.1(B) (excluding a default on this Note unless and until the Holder has delivered a notice pursuant to 8(d) hereof with respect to such default), 8.1(G), 8.1(H), 8.1(K), 8.1(M) or 8.1(N), 8.1(O) or 8.1(P) of the Senior Loan Agreement.

               "SENIOR DEFAULT" shall mean a Senior Payment Default or a Material Senior Covenant Default.

               "SENIOR INDEBTEDNESS" shall mean the Obligations under and as defined in the Senior Loan Agreement (including without limitation any interest that accrues after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Company whether or not such interest constitutes an allowed claim) and any renewal, extension or refinancing thereof; PROVIDED, HOWEVER, that the principal amount of Senior Indebtedness shall not exceed $65,000,000 LESS the amount of any payment or prepayment of principal on the Term Loan (as defined in the Senior Loan Agreement), LESS any permanent reductions of the aggregate amount of all Revolving Loan Commitments (as defined in the Senior Loan Agreement) PLUS $12,000,000; and PROVIDED further that any such refinancing shall not (i) result in any increase in the amount of, or any earlier scheduled maturity date or payment date of, any required payment or prepayment of the principal amount of Senior Indebtedness of the Company or its Subsidiaries, nor (ii) result in any increase in the rate of interest under the Senior Loan Agreement, nor
(iii) result in any material increase in the prepayment charges, fees or other amounts payable with respect to such Senior Indebtedness, taken as a whole in relation to the comparable terms and provisions of the Senior Loan Agreement as in effect on the date of this Note, and the terms, provisions and conditions of such renewal, extension or refinancing, taken as a whole, that are comparable to the terms, provisions and conditions of the Senior Loan Agreement shall not be materially more burdensome to the


                                        6

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Company and its Subsidiaries than such terms, provisions and conditions of the
Senior Loan Agreement as in effect on the date of this Note.

               "SENIOR PAYMENT DEFAULT" shall mean any default in the payment of any Senior Indebtedness.

               "SENIOR LOAN AGREEMENT" shall mean the Second Amended and Restated Loan and Security Agreement dated as of __________, 1996, among the Company, certain financial institutions from time to time parties thereto and Heller Financial, Inc., as agent for such institutions, as amended, supplemented, renewed or modified from time to time (in accordance with the terms thereof) and any agreement restructuring, refunding or refinancing all or any portion of the obligations under such agreement.

               "SUBORDINATED INDEBTEDNESS" shall mean (i) the principal of and interest (including, without limitation, interest that accrues but is not paid pursuant to Section 2) on this Note; and (ii) any other obligations of the Company arising out of or under the Purchase Agreement or this Note.

          (b) GENERAL. Subject to the rights of the Holder to receive any distribution of subordinated securities provided in Section 8(e)(ii), upon the maturity of any Senior Indebtedness by lapse of time, acceleration, required prepayment or otherwise, all Senior Indebtedness shall first be paid in full, in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the Subordinated Indebtedness or to acquire this Note.

          (c)  LIMITATION ON PAYMENT.

               (i) Upon the giving by Lender of a Blockage Notice (as defined below), then unless and until (1) all Senior Defaults that existed on the date of such Blockage Notice shall have been cured to the satisfaction of Lender or effectively waived in writing, or (2) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash or in a manner satisfactory to the holders of the Senior Indebtedness, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of any Subordinated Indebtedness or as a sinking fund for this Note or in respect of any redemption, retirement, purchase or other acquisition of this Note shall be made during any period prior to the expiration of the Blockage Period (as defined below).

               (ii) For purposes of this Section 8, a "BLOCKAGE NOTICE" is a notice of a Senior Default, given to the Company and the Holder (or if more than one Holder, to a designated agent for the Holders, which shall be the initial Holder until the Lender is otherwise notified in writing) by the holder or holders of a majority in principal amount of the Senior Indebtedness then outstanding (or their authorized agent); PROVIDED, HOWEVER, that (i) in any 360-day period, no more than four effective Blockage Notices may be given and (ii) no Blockage Notice may be


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given by reason of any Senior Default which existed at the time of the giving of a prior Blockage Notice and which was known at such time to any holder of Senior Indebtedness.

               (iii) For purposes of this Section 8, a "BLOCKAGE PERIOD" with respect to a Blockage Notice is the period commencing upon the date on which a Blockage Notice is given by Lender and having a duration as follows:

                      (1) 180 days if the Senior Default to which the Blockage Notice refers is a Senior Payment Default; or

                      (2) 120 days if the Senior Default to which the Blockage Notice refers is a Material Senior Covenant Default.

     Notwithstanding anything to the contrary in this Section 8, no Blockage Period or Periods may be in effect for more than 180 days in any period of 360 consecutive days; and PROVIDED FURTHER, that no Blockage Period or Periods resulting from a Material Senior Covenant Default may be in effect for more than 120 days in any period of 360 consecutive days.

          (d) LIMITATION ON REMEDIES. As long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default under this Note, no Holder shall declare or join in any declaration of this Note to be due and payable by reason of such Event of Default or otherwise take or cause to be taken any action against the Company (including, without limitation, commencing any legal action against the Company or filing or joining in the filing of any insolvency petition against the Company) prior to the expiration of 10 Business Days after a notice of intention to accelerate on account of the occurrence of such Event of Default shall have been given by Holders entitled to cause such acceleration pursuant to Section 7(b) of this Note to, and received by, the Company and the holders of the Senior Indebtedness (a "REMEDY STANDSTILL PERIOD"); PROVIDED, HOWEVER, that in the case of the existence, at the time the Remedy Standstill Period would otherwise expire, of an effective Blockage Period, such Remedy Standstill Period shall be extended to the end of such Blockage Period; PROVIDED FURTHER, that any Remedy Standstill Period shall expire immediately in the event the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity.

     Notwithstanding the foregoing, the Blockage Period and Remedy Standstill Period shall be inapplicable or cease to be effective if an Event of Default pursuant to Section 7(a)(viii) or (ix) (other than under clauses (f) or (g) thereof) shall have occurred and is continuing. In addition, any existing Remedy Standstill Period shall cease to be effective if at any time during such period, any holder of Senior Indebtedness seeks to foreclose upon, attach, seize, take control of or otherwise exercise remedies under the Senior Loan Agreement or any Security Document (as defined in the Senior Loan Agreement) on or with respect to a material portion of the assets of the Loan Parties (as defined in the Senior Loan Agreement) taken as a whole.


                                        8

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     Upon the expiration or termination of any Remedy Standstill Period, the
Holder shall be entitled to exercise any of its rights with respect to this Note other than any right to accelerate the maturity date of this Note based upon the occurrence of any Event of Default in respect thereto which has been cured or otherwise remedied during the Remedy Standstill Period.

          (e) SUBORDINATION UPON CERTAIN EVENTS. Upon the occurrence of any Event of Default under Sections 7(a)(viii) or (ix) of this Note:

               (i) Upon any payment or distribution of assets of the Company to creditors of the Company, holders of Senior Indebtedness shall be entitled to receive indefeasible payment in full in cash of all obligations with respect to the Senior Indebtedness before the holder of this Note shall be entitled to receive any payment in respect of the Subordinated Indebtedness.

               (ii) Until all Senior Indebtedness is paid in full, any distribution to which the Holder would be entitled but for this Section 8 shall be made to the holders of Senior Indebtedness, as their interests may appear, except that the Holder may, pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code of 1978, as amended, or any similar provision of any successor legislation thereto, receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Note if pursuant to such plan the aggregate distributions to the holders of the Senior Indebtedness in the form of cash, securities or other property, by set-off or otherwise, is equal in value to the full amount of the allowed claim, whether secured or unsecured, of the holders of the Senior Indebtedness in the manner provided under Section 8(e)(i) hereof.

               (iii) For purposes of this Section 8, a distribution may consist of cash, securities or other property, by set-off or otherwise.

               (iv) Upon any distribution of assets of the Company, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or the holders of Senior Indebtedness (or their agent) or other Person making any distribution to such Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution (subject in all events in the case of the Holders to the provisions of this Section 8(e)), the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

          (f) PAYMENTS AND DISTRIBUTIONS RECEIVED. If the Holder shall have received any payment from or distribution of assets of the Company in respect of the Subordinated Indebtedness in contravention of the terms of this Section 8 before all Senior Indebtedness is paid in full in cash, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full.


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

          (g) PROOFS OF CLAIM. If, while any Senior Indebtedness is outstanding, any Event of Default under Section 7(a)(viii) or (ix) of this Note occurs, the Holder shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment with respect to this Note for the account of the holders of the Senior Indebtedness and to file appropriate claim or proofs of claim in respect of this Note. Upon the failure of the Holder to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Note and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Holder with respect to this Note and the Holder hereby appoints each holder of Senior Indebtedness or its representative as attorney-in-fact for such Holder to take any and all actions permitted by this paragraph to be taken by such Holder.

          (h) SUBROGATION. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash, the holder of this Note shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holder of this Note have been applied to the payment of Senior Indebtedness. A distribution made under this Section 8 to a holder of Senior Indebtedness which otherwise would have been made to the Holder is not, as between the Company and the Holder, a payment by the Company on Senior Indebtedness.

          (i) RELATIVE RIGHTS. This Section 8 defines the relative rights of the Holder and the holders of Senior Indebtedness. Nothing in this Section 8 shall (i) impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including default interest) on this Note in accordance with its terms; (ii) affect the relative rights of the Holder and creditors of the Company other than holders of Senior Indebtedness; or (iii) prevent the Holder from exercising its available remedies upon a default or Event of Default, subject to the rights, if any, under this Section 8 of holders of Senior Indebtedness.

          (j) SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY. No right of any holder of any Senior Indebtedness to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any failure to act by the Company or such holder of Senior Indebtedness or by the failure of the Company or such holder to comply with this Note. The provisions of this Section 8 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of the Company or any of its Subsidiaries or otherwise, all as though such payment had not been made.

          (k) PAYMENTS. A payment with respect to principal of or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of, and interest


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

on this Note, any depositing of funds for the defeasance of the Subordinated Indebtedness, any sinking fund and any payment on account of mandatory prepayment or optional prepayment provisions.

          (l) SECTION NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this Section 8 shall not be construed as preventing the occurrence of an Event of Default under Section 7.

          (m) SUBORDINATION. The Holder agrees and consents that without notice to or assent by such Holder, and without affecting the liabilities and obligations of the Company and any holder of the Notes and the rights and benefits of the Holders of the Senior Indebtedness set forth in this Section 8:

               (i) The obligations and liabilities of the Company and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released, except as prohibited by Section 9.14 of the Purchase Agreement;

               (ii) The holders of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

               (iii) Any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released, all as the holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

          (n) CERTAIN BENEFICIARIES. The provisions of this Section 8, and Sections 2 and 4(a) hereof are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid and the obligation to make advances under the Revolving Loan Commitment (as defined in the Senior Loan Agreement) has not terminated, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of all holders of Senior Indebtedness.

          (o) COVENANTS OF HOLDER. Until all of the Senior Indebtedness has been fully paid and the obligation to make advances under the Revolving Loan Commitment has terminated:


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

               (i) The Holder shall not hereafter (1) give any subordination in respect of this Note, (2) convert any or all of this Note to capital stock or other securities of the Company or (3) take any collateral to secure the Note.

               (ii) The Holder shall not release, exchange, extend the time of payment of, compromise, set off or otherwise discharge any part of this Note or modify or amend this Note unless otherwise permitted pursuant to the Senior Loan Agreement.

               (iii) The Holder hereby undertakes and agrees for the benefit of the holders of Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by any holder of Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

          (p)  MISCELLANEOUS.

               (i) To the extent permitted by applicable law, the Holders of the Notes and the Company hereby waive (1) notice of acceptance hereof by the holders of the Senior Indebtedness and (2) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

               (ii) The Company and the Holder hereby expressly agree that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Section 8 or in Sections 2 or 4(a) hereof or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

               (iii) The Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Agreement, and each holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

     9.   SUITS FOR ENFORCEMENT.

          (a) Subject to Section 8, upon the occurrence of any one or more Events of Default, the holders of a majority in principal amount of the outstanding Notes may proceed to protect and enforce the rights of all holders of the Notes by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or the Notes or in aid of the exercise of any power granted in the Purchase Agreement or the Notes, or may proceed to enforce the payment of the Notes, or to enforce any other legal or equitable right of the holders of the Notes.


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

          (b) The holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the holders of the Notes.

          (c) In case of any default under this Note, the Company will pay to the Holder such amount as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Article 7 of the Purchase Agreement.

     10. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, the Company and the holders of the Notes severally waive presentment for payment, demand, protest and notice of dishonor.

     11. REMEDIES NOT WAIVED. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

     12.  HOLDER; TRANSFER.

          (a) The term "HOLDER" as used herein shall also include any transferee of this Note whose name has been recorded by the Company in the register referred to in Section 12(b) below. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only upon receipt by the Company of an opinion of counsel, which opinion shall be satisfactory in form and substance to the Company, stating that this Note may be transferred without registration under the Securities Act in reliance on an exemption therefrom.

          (b) The Company shall maintain a register in its office for the purpose of registering the Notes and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Notes. Upon the issuance of this Note, the Company shall record the name of the initial purchaser of this Note in such register as the first Holder. Thereafter, the Company shall duly record the name of a transferee on such register promptly after receipt of the opinion referred to in Section 12(a) above.

     13. PAYMENTS. All payments and prepayments of principal of and interest on this Note shall be made in lawful money of the United States of America.

     14. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.


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

     15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

     16. VARIATION IN PRONOUNS. All pronouns and any variation thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     17. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                         THE NORTH FACE, INC.



                         By:  _____________________________
                              Name:     _______________________
                              Title:    _______________________


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